EXHIBIT 99.1

NEWS RELEASE

Broadcom Business Press Contact Bob Marsocci Vice President, Corporate Communications 949-926-5458 bmarsocci@broadcom.com	Broadcom Financial Analyst Contact T. Peter Andrew Vice President, Corporate Communications 949-926-5663 andrewtp@broadcom.com

Broadcom Names Industry Veteran Rajiv Ramaswami Executive Vice President & General Manager,
Enterprise Networking Group

IRVINE, Calif. – January 27, 2010 – Broadcom Corporation (Nasdaq: BRCM), a global leader in semiconductors for wired and wireless communications, today announced that industry veteran Rajiv Ramaswami will join the company on February 1, 2010 as Executive Vice President & General Manager, Enterprise Networking Group. Mr. Ramaswami was previously at Cisco Systems, Inc. where he most recently served as Vice President and General Manager of Cloud Services and Switching Technology Group.

Mr. Ramaswami joined Cisco in 2002 and served as Vice President and General Manager for a variety of Business Units in Optical, Switching, and Storage Networking. Prior to joining Cisco Mr. Ramaswami held various technical and leadership positions at Xros, Tellabs and IBM’s T.J. Watson Research Center. Mr. Ramaswami holds M.S. and Ph.D. degrees in Electrical Engineering from the University of California, Berkeley, and a B. Tech. degree from the Indian Institute of Technology in Madras. He is a named inventor in 33 U.S. patents primarily in optical networking and has coauthored a textbook “Optical Networks: A Practical Perspective.” He is a Fellow of the IEEE and a Distinguished Alumnus of the Indian Institute of Technology in Madras.

“Rajiv’s solid technical background and unique perspective gained from 20 years of work in the networking equipment market will be an excellent addition to our Enterprise Networking Group,” said Broadcom’s President and CEO, Scott A. McGregor.

“I have always admired Broadcom for its strong process methodology, focused execution, strength in technology and innovation and depth of technical talent. I look forward to leading the Enterprise Networking Group,” said Mr. Ramaswami.

Nariman Yousefi, who previously led the Enterprise Networking Group, has transitioned to a new role as Senior Vice President of Infrastructure Technologies, reporting to Henry Samueli, Broadcom’s Chief Technical Officer. This new role allows Mr. Yousefi to focus and leverage his depth of technical expertise in support of the growing Network Infrastructure portfolio and roadmap. “With almost 16 years of service at Broadcom, Nariman has made significant contributions to Broadcom, leading business units and engineering groups. Under his leadership, the Enterprise Networking Group has built a leading edge product portfolio to service our worldwide customer base. Nariman is uniquely positioned to bridge our short and long-term technology roadmaps for our Infrastructure and Networking products, laying the foundation for our continued growth,” said Mr. McGregor.

About Broadcom

Broadcom Corporation is a major technology innovator and global leader in semiconductors for wired and wireless communications. Broadcom products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. We provide the industry’s broadest portfolio of state-of-the-art system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. These solutions support our core mission: Connecting everything®.

Broadcom is one of the world’s largest fabless semiconductor companies, with 2008 revenue of $4.66 billion, and holds over 3,650 U.S. and over 1,450 foreign patents, more than 7,750 additional pending patent applications, and one of the broadest intellectual property portfolios addressing both wired and wireless transmission of voice, video, data and multimedia.

A FORTUNE 500® company, Broadcom is headquartered in Irvine, Calif., and has offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at +1.949.926.5000 or at www.broadcom.com.

Cautions regarding Forward-Looking Statements:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, statements regarding Mr. Ramaswami’s impact on our Enterprise Networking Group and our continued growth. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

Broadcom®, the pulse logo, Connecting everything®, and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.